Exhibit 99.1

Rogers Corporation Reports 2012 First Quarter Results

ROGERS, Conn.--(BUSINESS WIRE)--May 1, 2012--Rogers Corporation (NYSE:ROG) today announced first quarter 2012 revenues of $121.4 million and a net loss from continuing operations of $0.10 per share, which includes net one-time charges of $0.36 per share related to the planned restructuring and streamlining initiatives announced in the Company’s April 2, 2012 press release. Excluding these one-time charges, income from continuing operations would have been $0.26 per diluted share. These results are in line with the Company’s first quarter guidance of $0.22 to $0.30 in earnings per diluted share on revenues of $120 to $126 million. This guidance excluded any one-time charges. First quarter 2011 revenues were $135.9 million with income from continuing operations of $0.67 per diluted share, which included approximately $0.06 per diluted share of one-time costs related to the Curamik acquisition.

A reconciliation of the GAAP to non-GAAP operating results discussed in the preceding paragraph for the first quarter of 2012 and 2011, respectively, are included at the end of this release.

High Performance Foams

For the first quarter of 2012, High Performance Foams had record first quarter sales of $40.4 million, an increase of 3.3% compared to first quarter of 2011 sales of $39.1 million. The sales increase was driven by continued strong demand in mobile internet devices, particularly in large touch-screen portable electronic devices, partially offset by declines in sales into mass transit applications.

Printed Circuit Materials

Sales of Printed Circuit Materials (PCM) totaled $39.4 million for the first quarter of 2012, a decrease of 8.2% from the $42.9 million reported in the first quarter of 2011. Sales into the wireless infrastructure market were weaker in the first quarter of 2012 compared to the year ago quarter, consistent with the general softness in this market that was widely reported during the quarter. Demand was also soft into high reliability applications due primarily to customer inventory levels being closely managed during the quarter. However, sales increased significantly into automotive radar safety sensors and wireless infrastructure 4G smart antenna applications, where the Company’s line of newly introduced printed circuit materials have been gaining traction in the market.

Power Electronics Solutions

Curamik Electronics Solutions reported sales of $24.3 million for the first quarter of 2012 compared to first quarter 2011 sales of $32.9 million. Lower revenues at Curamik in the first quarter of 2012 are primarily related to significantly lower demand in wind energy and industrial motor drive applications, combined with major inventory corrections in the supply chain. The Company believes that some of this downturn in demand is temporary and the long term outlook for energy efficient motor drives remains strong. However, the outlook for the wind energy market continues to be weak. Offsetting this softness was demand for Curamik’s direct bonded copper materials in x-by-wire technology for the automotive industry, which has been increasing significantly. This technology replaces traditional mechanical systems with electrical systems in automobiles to help improve overall performance and fuel efficiency.

Power Distribution Systems (PDS) first quarter of 2012 sales were $10.5 million compared to $12.4 million in the first quarter of 2011. The PDS business experienced weaker demand for its products in the first quarter of 2012 due largely to the slowdown in high speed train investments in China. The Ministry of Railways in China has now reported it will continue its 2012 railway investment plans at a slightly slower pace than their original plans and they have begun to release orders. PDS has been experiencing greater demand for its products in freight locomotives, particularly in China.

Joint Ventures

Rogers’ 50% owned High Performance Foams joint ventures had sales totaling $12.8 million this quarter compared to the $18.0 million sold in the first quarter of 2011. Joint venture sales this quarter were significantly lower due to the continued weakness in the Japanese domestic and export markets, particularly LCD TV's, domestic mobile phones and general industrial applications.

Operational Highlights

During the quarter, the Company took action on its restructuring and streamlining activities. These improvements included efficiencies in supply chain and manufacturing operations, cost reduction activities, headcount reductions through a voluntary retirement program and the consolidation of some positions. In addition, the Company liquidated its auction rate securities portfolio. Total charges, net of tax, recognized in the first quarter of 2012 resulting from these initiatives were $6.1 million.

Rogers’ balance sheet ended the first quarter of 2012 with cash and short-term investments of $93.5 million. Capital expenditures were approximately $4.2 million for the first quarter of 2012 and are expected to total approximately $35 million for the year. As mentioned, during the quarter the Company liquidated its remaining portfolio of auction rate securities for net proceeds of $25.4 million. In 2008, when the auction rate markets initially became illiquid, Rogers held $54.4 million of auction rate securities at par. Over the course of the past few years, $24.9 million of these securities were redeemed, mostly at par. During the quarter, the Company utilized $10 million of the proceeds to fund its defined benefit pension plan, which is expected to result in an annual savings of approximately $1.2 million.

The Company reported a gross margin of 30.0% for the first quarter of 2012 compared to 31.3% for the first quarter of 2011.

The Company’s 2012 first quarter effective tax rate was impacted by certain discrete items, of which the most significant related to sale of the Company's auction rate securities portfolio, netting to an effective tax rate of 63% for the quarter. The Company believes its effective tax rate for the balance of 2012 will be approximately 27%.

Bruce D. Hoechner, Rogers’ President and CEO commented: "I am pleased with the transformation and streamlining efforts that were initiated in the first quarter. Our efforts to drive efficiency and focus across the enterprise are beginning to pay off with an expected second quarter savings of $1.5 million increasing to a quarterly rate of $3.3 million by the fourth quarter of 2012. As expected, the first quarter was challenging but performance was in line with our expectations and guidance. While we achieved record first quarter sales in our High Performance Foams business and market share gains in several emerging segments, we continued to experience overall weakness in demand in our Curamik, PDS and PCM business units. We continue to believe the lower demand is directly related to the business uncertainty caused by the economic conditions in Europe as well as constrained growth and spending in China, all of which are negatively impacting spending on capital and infrastructure projects. Overall, we remain confident in the mid and long term strength of our core markets. We are beginning to see initial signs of market improvement and we believe business conditions should improve in the second half of 2012. The business climate uncertainty in the near term, however, is tempering second quarter 2012 guidance. Therefore, we estimate second quarter 2012 sales to be in the range of $125 to $132 million and earnings per diluted share in the range of $0.37 to $0.47.”

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global technology leader in specialty materials and components that enable high performance and reliability of consumer electronics, power electronics, mass transit, clean technology, and telecommunications infrastructure. With more than 180 years of materials science and process engineering knowledge, Rogers provides product designers with solutions to their most demanding challenges. Rogers’ products include advanced circuit materials for wireless infrastructure, power amplifiers, radar systems, high speed digital; power electronics for high-voltage rail traction, hybrid electric vehicles, wind and solar power conversion; and high performance foams for sealing and energy management in smartphones, aircraft and rail interiors, automobiles and apparel; and other advanced materials for diverse markets including defense and consumer products. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, Belgium, China, Germany, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

Statements in this news release, including but not limited to the projected future impact of cost reduction initiatives and other projections of financial results and planned operational enhancements that are not strictly historical may be deemed to be “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and are subject to uncertainties and risks. These uncertainties and risks include, but are not limited to, our achieving less than the anticipated benefits and/or incurring greater than anticipated costs relating to cost reduction initiatives or that such initiatives may be delayed or not fully implemented due to unanticipated or greater than anticipated operational, legal or other challenges, changing business, economic, and political conditions both in the United States and in other countries, particularly in light of the sovereign debt issues globally, market demand and pricing, the possibility that anticipated benefits of acquisitions may not materialize as expected, competitive and cost factors, unanticipated delays or problems in completing our planned operational enhancements to various facilities, rapid technological change, new product introductions, legal proceedings, and the like. Forward looking statements in this press release should be evaluated together with these as well as the other uncertainties and risks that affect Rogers Corporation’s business, particularly those discussed in its most recent Form 10-K filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward looking statements. All information in this press release is as of May 1, 2012 and Rogers undertakes no duty to update this information unless required by law.

Additional Information and May 2, 2012 Conference Call

For more information, please contact the Company directly, visit Rogers’ website on the Internet, or send a message by email.

Website Address: http://www.rogerscorp.com

A conference call to discuss fourth quarter and year-end results will be held on Wednesday, May 2, 2012 at 9:00AM (Eastern Time).

The Rogers participants in the conference call will be:

Bruce D. Hoechner, President and CEO
Robert C. Daigle, Senior Vice President and CTO
Dennis M. Loughran, Vice President Finance and CFO

A Q&A session will immediately follow management’s comments.

To participate in the conference call, please call:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

For playback access, please call: 1-855-859-2056 in the United States and 1-404-537-3406 internationally through 11:59PM (Eastern Time), Wednesday, May 9, 2012. The passcode for the audio replay is 74533332.

The call will also be webcast live in a listen-only mode. The webcast may be accessed through links available on the Rogers Corporation website at www.rogerscorp.com/ir. Replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2012	March 31, 2011
Net sales	$121,373	$135,928
Cost of sales	84,932	93,386
Gross margin	36,441	42,542

Selling and administrative expenses	24,393	24,101
Research and development expenses	5,348	5,209
Restructuring and impairment charges	7,384	-
Operating income (loss)	(684)	13,232

Equity income in unconsolidated joint ventures	657	1,428
Other income (expense), net	(140)	1,351
Net realized gain (loss)	(3,245)	2
Interest income (expense), net	(1,190)	(1,579)
Income (loss) before income taxes	(4,602)	14,434

Income tax expense (benefit)	(2,902)	3,369
Income (loss) from continuing operations	(1,700)	11,065
Loss from discontinued operations	(108)	(1,631)
Net Income (loss)	$(1,808)	$9,434

Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.10)	$0.70
Income (loss) from discontinuing operations	$(0.01)	$(0.10)
Net income (loss)	$(0.11)	$0.60

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.10)	$0.67
Income (loss) from discontinuing operations	$(0.01)	$(0.10)
Net income (loss)	$(0.11)	$0.57

Shares used in computing:
Basic	16,232,856	15,893,475
Diluted	16,232,856	16,528,710

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$93,517	$79,728
Accounts receivable, net	77,687	77,682
Accounts receivable from joint ventures	1,727	1,640
Accounts receivable, other	3,536	3,819
Taxes receivable	2,843	2,713
Inventories	81,347	78,320
Prepaid income taxes	4,418	4,315
Deferred income taxes	1,820	2,146
Asbestos related insurance receivables	6,471	6,459
Assets held for sale	1,400	1,400
Other current assets	10,207	7,360
Assets of discontinued operations	-	50
Total current assets	284,973	265,632

Property, plant and equipment, net	148,368	148,182
Investments in unconsolidated joint ventures	21,637	23,868
Deferred income taxes	22,881	20,117
Goodwill and other intangibles	160,817	158,627
Asbestos related insurance receivables	21,261	21,943
Long term marketable securities	-	25,960
Investments, other	5,000	5,000
Other long term assets	8,409	8,299
Total assets	$673,346	$677,628

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$17,208	$15,787
Accrued employee benefits and compensation	34,712	30,135
Accrued income taxes payable	639	1,799
Current portion of lease obligation	1,634	1,596
Current portion of long term debt	25,750	7,500
Asbestos related liabilities	6,471	6,459
Other current liabilities	10,536	15,368
Liabilities of discontinued operations	-	153
Total current liabilities	96,950	78,797

Long term debt	95,500	115,000
Long term lease obligation	7,540	7,610
Pension liability	58,871	68,871
Retiree health care and life insurance benefits	9,486	9,486
Asbestos related liabilities	21,468	22,326
Non-current income tax	18,176	17,588
Deferred income taxes	19,562	19,259
Other long term liabilities	567	435
Liabilities of discontinued operations	-	-
Shareholders’ equity	345,226	338,256
Total liabilities and shareholders’ equity	$673,346	$677,628

Notes to Reconciliation of Non-GAAP Financial Measures to the Comparable GAAP

Financial Measures

Management believes non-GAAP information provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that are generally nonrecurring and accordingly may not be indicative of the core business operating results. Rogers believes that this additional financial information is useful to management and investors in assessing the Company’s historical performance and liquidity and when planning, forecasting and analyzing future periods.

Reconciliation of GAAP to Non-GAAP Earnings Per Share for the First quarter of 2012 and 2011:

Q1 2012
Q1 2012 GAAP loss per share from continuing operations	$(0.10)
Add back one time charges, net of tax:
Severance and related charges	0.24
Impairment charge on auction rate security liquidation	0.10
Other one-time charges	0.02
Total net one-time charges	0.36

Non-GAAP earnings per share for the first quarter of 2012	$0.26

Q1 2011
Q1 2011 GAAP earnings per diluted share from continuing operations	$0.67
Add back one-time charges, net of tax:
Costs related to acquisition of Curamik GmbH	0.06
Non-GAAP earnings per diluted share for the first quarter of 2011	$0.73

CONTACT:
Rogers Corporation
Financial News Contact:
Dennis M. Loughran, 860-779-5508
Vice President Finance and Chief Financial Officer
FAX: 860-779-4714
or
Investor Contact:
William J. Tryon, 860-779-4037
Manager of Investor and Public Relations
FAX: 860-779-5509
william.tryon@rogerscorp.com